UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2019 (December 4, 2019)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harry A. Lawton III Employment Agreement

On December 4, 2019, Harry A. Lawton III and Tractor Supply Company (the “Company”) entered into an employment agreement (the “Employment Agreement”), which sets forth the obligations of the Company to Mr. Lawton and certain rights, responsibilities and duties of Mr. Lawton as President and Chief Executive Officer of the Company. The Employment Agreement has a term of three (3) years commencing on January 13, 2020 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Lawton will be entitled to an initial base salary of $1,125,000 per year (“Minimum Base Salary”), be eligible to participate in such bonus plans as the Company’s Board of Directors (the “Board”) may determine appropriate for executive officers of the Company (Mr. Lawton’s annual target bonus shall be no less than 125% of the Minimum Base Salary) and be eligible to participate in such equity incentive plans as the Company’s Compensation Committee may determine appropriate for executive officers of the Company beginning in 2021. At the first Board meeting following the Effective Date, Mr. Lawton will receive the following equity awards: (i) a restricted stock unit award with a fair value, as determined by the Board, of $1,500,000 (such restricted stock unit award shall vest on the first anniversary of the grant date provided that Mr. Lawton has been continuously employed by the Company through such date); (ii) performance share units having a fair value, as determined by the Board, of $2,500,000 (the performance targets for the performance share units shall be the same as the targets included in the Company’s performance share unit awards granted in 2019 and shall have the same performance period as those awards); (iii) restricted stock units, having a fair value, as determined by the Board, of $1,925,000; (iv) performance share units having a fair value, as determined by the Board, of $1,925,000; and (v) stock options having a fair value, as determined by the Board, of $1,650,000. Mr. Lawton will be paid a signing bonus in cash in the amount of $1,000,000 (the “Signing Bonus”) payable within thirty (30) days of the Effective Date. The Signing Bonus will vest on the second anniversary of the Effective Date, and Mr. Lawton shall be required to repay the full amount of the Signing Bonus if he voluntarily terminates his employment with the Company on or before the second anniversary of the Effective Date. The Company will reimburse Mr. Lawton for reasonable relocation costs and temporary housing costs for a period not to exceed eight (8) months in accordance with Company policy.

In the event that Mr. Lawton’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Lawton for good reason (as defined in the Employment Agreement), and if Mr. Lawton signs a customary release of all claims in favor of the Company, Mr. Lawton would be entitled to payment of his base salary for a period of two (2) years, an amount equal to two (2) times his target cash bonus for such year multiplied by the average of the bonus percentage applied to other executive officers’ target cash bonuses for the prior three (3) fiscal years pursuant to any cash bonus plan maintained by the Company in respect of the fiscal years preceding the date of termination and a lump sum payment equal to the estimated cost of procuring for Mr. Lawton and his dependents: life, disability, accident and health insurance benefits for a period of two (2) years following the date of termination. The Company’s obligation to make such payments will be reduced dollar-for-dollar by the amount of compensation earned by Mr. Lawton from other employment during the period the Company is required to make any severance payments. In the event of termination due to death or disability, Mr. Lawton would be entitled to base salary and benefits earned through the date of termination and an amount equal to the pro-rata portion of the actual cash bonus earned for the year in which the date of termination occurs. In the event of a termination by the Company for cause or by Mr. Lawton without good reason, Mr. Lawton would receive only base salary and benefits earned through the date of termination.

The Employment Agreement also provides that upon termination due to death or disability, Mr. Lawton will be fully vested in all then-outstanding stock options and all then-outstanding restricted stock units of the Company and all such options shall remain exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. In the event of termination of Mr. Lawton’s employment by the Company without cause or by Mr. Lawton for good reason, the vesting of all of the outstanding stock options and restricted shares of stock and restricted stock units held by Mr. Lawton scheduled to vest in the twelve (12) month period following the date of termination will be accelerated and any such options shall remain exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. The vesting of any performance share units or performance-based restricted stock or performance-based restricted stock unit awards shall vest according to the terms of the applicable award agreement in the case of Mr. Lawton’s termination due to death or disability or as a result of termination without cause by the Company or by Mr. Lawton for good reason.

The Employment Agreement also contains covenants regarding the confidentiality of the Company’s trade secrets and non-solicitation of Company employees and non-competition with the Company for a period of two (2) years following any termination of his employment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Harry A. Lawton III Appointment to Board of Directors

On or before January 13, 2020, the Company intends to increase the size of the Board from nine to ten, and appoint Mr. Lawton as a member of the Board with a term commencing on January 13, 2020.

Harry A. Lawton III Change in Control Agreement

On December 4, 2019, Mr. Lawton and the Company entered into a change in control agreement effective as of January 13, 2020 (the “Change in Control Agreement”). Pursuant to the Change in Control Agreement, if Mr. Lawton’s employment is terminated during the term of the agreement following a change in control of the Company other than (i) by the Company for cause, (ii) by reason of death, disability or retirement or (iii) by Mr. Lawton without good reason (as such terms are defined in the agreement), Mr. Lawton will receive: (a) an amount equal to two (2) times Mr. Lawton’s (x) base salary as in effect immediately prior to the date of termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting good reason (as defined in the Change in Control Agreement), and (y) Mr. Lawton’s target annual cash bonus in the fiscal year of (1) the date of termination or, (2) if higher, in respect of the fiscal year preceding the change in control (the higher of (1) or (2) being the “Measurement Period”) pursuant to any cash bonus plan maintained by the Company in respect of the fiscal years preceding the date of termination or change in control, multiplied by the average of the bonus percentage applied to the other executive officers’ target cash bonus for the three (3) fiscal years preceding the Measurement Period; (b) an amount equal to the estimated cost of procuring for Mr. Lawton and his dependents life, disability, accident and health insurance benefits for a period of two (2) years following the date of termination payable in a lump sum, in cash; (c) outplacement services capped at $40,000; (d) an amount equal to the average of Mr. Lawton’s target annual cash bonus pursuant to any cash bonus plan maintained by the Company in the fiscal year of the date of termination, multiplied by the average of the bonus percentage applied to the other executive officers’ target cash bonus for the three (3) most recent fiscal years which occurred immediately prior to the date of termination, multiplied by a fraction, the numerator of which is the number of days in the then-current fiscal year through and including the date of termination, and the denominator of which is 365; (e) the stock options outstanding at the date of termination will become fully vested and continue to be exercisable until the earlier of (i) the second anniversary of the date of termination or (ii) the otherwise applicable expiration date of the term of such option, or, at the Company’s election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of the related options; and (f) all restricted stock units and other equity-based awards outstanding at the date of termination will become fully vested (including restricted stock units of the Company and, except as otherwise provided in the applicable award agreement, any awards subject to performance-vesting conditions shall be settled assuming the “target” level of performance shall have been achieved) or, at the Company’s election may be canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock. Mr. Lawton must commit to be employed with the Company for six (6) months following a change in control. In addition, Mr. Lawton has agreed, for a period of twenty-four (24) months following termination of employment by the Company, not to compete with the Company’s business, solicit or hire any of the Company’s employees, disparage the Company or disclose any confidential information or trade secrets of the Company.

The foregoing description of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Gregory A. Sandfort Transition Arrangements

The Company intends to enter into a transition agreement with Gregory A. Sandfort, the Company’s Chief Executive Officer to set forth the rights and obligations of the parties with respect to Mr. Sandfort’s retirement from his position as Chief Executive Officer effective as of January 12, 2020, and his agreement to assist the Company as a strategic advisor. Mr. Sandfort has agreed to continue to be employed as a strategic advisor (the “Employment Transition Period”) from January 13, 2020 until February 29, 2020 (the “Employment Termination Date”), and as a consultant to the Company (the “Consulting Transition Period”) during the period from March 1, 2020 to August 31, 2020 (the “Consulting Termination Date”). In exchange for his agreement to provide transition services, Mr. Sandfort will be entitled to the following: (i) during the Employment Transition Period, his current base salary; and (ii) during the Consulting Transition Period, a monthly consulting fee equal to one-half of Mr. Sandfort’s current monthly base salary.

Item 8.01 Other Events.

On December 5, 2019, the Company issued a press release announcing the appointment of Mr. Lawton as President and Chief Executive Officer and the transition of Mr. Sandfort from Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Employment Agreement, dated December 4, 2019, by and between Tractor Supply Company and Harry A. Lawton III.

10.2 Change in Control Agreement, dated December 4, 2019, by and between Tractor Supply Company and Harry A. Lawton III.

99.1 Press Release of Tractor Supply Company dated December 5, 2019.

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

December 6, 2019	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 4, 2019, by and between Tractor Supply Company and Harry A. Lawton III.

10.2	Change in Control Agreement, dated December 4, 2019, by and between Tractor Supply Company and Harry A. Lawton III.

99.1	Press Release dated December 5, 2019.